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                                 EXHIBIT 5.1

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                               December 3, 1999


Kana Communications, Inc.
740 Bay Road
Redwood City, California  9406387

               Re:    Kana Communications, Inc. - Registration Statement for
Offering of an Aggregate of 31,085 Shares of Common Stock

Dear Ladies and Gentlemen:

               We have acted as counsel to Kana Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 31,085 shares of the Company's common stock (the "Shares") for issuance under the Connectify, Inc. 1998 Stock Plan, as amended (the "Plan"). The Plan, together with the outstanding options under that plan, has been assumed by the Company in connection with the Company's acquisition of Connectify, Inc.

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plan and the outstanding options thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the stock option agreements for the outstanding options under the Plan assumed by the Company and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the assumed Plan or the Shares issuable under such Plan.

                                        Very truly yours,

                                        /s/ BROBECK, PHLEGER, & HARRISON LLP
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                                        BROBECK, PHLEGER & HARRISON LLP